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                                                                      EXHIBIT 21


                             SONICBLUE INCORPORATED


                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT


Diamond Multimedia Systems, Inc. (Delaware Corporation)

Empeg Limited (United Kingdom Corporation)

frontpath, inc. (Delaware Corporation)


S3 International Limited (Bermuda Corporation)


S3 Europe Limited (Caymans Corporation)


S3 Japan K.K. (Japan Corporation)


S3 Asia Pacific Limited (Hong Kong Corporation)


S3 Singapore Pte Ltd (Singapore Corporation)


Sonica3, Inc. (Delaware Corporation)


SPEA Software AG (German Corporation)


Supra Corporation (Oregon Corporation)